Chartered Accountants
Management Consultants
Canadian Member Firm of
Grant Thornton International                            GRANT THORNTON




February 17, 1999






Re: Sustainable Development International Inc.




Consent of Independent Accountants

As independent chartered accountants, we hereby consent to the use of our report and to all references to our firm included in, or made a part of, this registration statement.







/s/Grant Thornton

GRANT THORNTON



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